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                                                                    EXHIBIT 99.4


                         INDEPENDENT AUDITOR'S REPORT



TO THE BOARD OF DIRECTORS
PREMIER BANCSHARES, INC.
  AND SUBSIDIARIES
ATLANTA, GEORGIA


        We have audited the accompanying consolidated balance sheets of PREMIER BANCSHARES, INC. AND SUBSIDIARIES as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Central and Southern Holding Company, Citizens Gwinnett Bankshares, Inc. and Lanier Bank & Trust Company, three companies which were pooled with Premier Bancshares, Inc. 1997 and 1998, as explained in Note 2 to the consolidated financial statements, which statements are included in the restated 1996 financial statements and reflect total assets of $453.2 million and $375.4 million as of December 31, 1996 and 1995, respectively, and total revenues of $35.4 million, $30.1 million and $28.6 million for the three years in the period ended December 31, 1996. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Central and Southern Holding Company, Citizens Gwinnett Bankshares, Inc. and Lanier Bank & Trust Company, is based solely on the report of the other auditors.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



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        In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        /s/ Mauldin & Jenkins, LLC



Atlanta, Georgia
January 31, 1997, except for Note 2 as to which the date is June 23, 1997, December 12, 1997, June 9, 1998, July 1,
  1998 and July 2, 1998